FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 5, 2018, Second Sight Medical Products, Inc. issued a press release which provided an update, as of January 31, 2018, on several key performance metrics, demonstrating the Company’s continued progress in executing its near- and long-term goals. These are outlined below.

Business Highlights as of January 31, 2018:

●	Implanted 30 Argus® II Retinal Prosthesis Systems worldwide during the fourth quarter of 2017, for a total of 75 implants in 2017. This compares to seven implants in the fourth quarter of 2016, and a total of 42 implants in 2016, representing implant volume growth of 329% and 79%, respectively;
●	The first human patient was implanted with the Orion™ Cortical Visual Prosthesis System (Orion) by Nader Pouratian, MD, PhD, Vice Chairman of the Department of Neurosurgery at the Ronald Reagan UCLA Medical Center (UCLA) in late January as part of Second Sight’s feasibility clinical study;
●	Enrollment of the first patient(s) is expected during Q1 2018 in a clinical study of better-sighted patients with Retinitis Pigmentosa (RP) in Germany. Two sites are actively screening subjects with a third site to begin screening shortly;
●	Added a new Center of Excellence in Houston, TX in early January, further validating the success of the Company’s business model that emphasizes close partnering with implanting sites; and,
●	Reimbursement for the Argus II in Germany was renewed for the 2018 calendar year, marking the eighth year that Argus II implants have been reimbursed through the NUB program.

A copy of our press release entitled “Second Sight Announces Record Number of Argus II Retinal Prosthesis Systems Implants and Completes First-in-Human Orion Cortical Implant” is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to this release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued February 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer